UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 6, 2016

ALBANY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

216 Airport Drive, Rochester, NH	03867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 445-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 22, 2016, Albany International France S.A.S., a subsidiary of Albany International Corp. (the “Company”) initiated discussions with the employee Works Council regarding a proposal to cease R&D activities at the Company’s production facility in Sélestat, France. At the time of the initial report, the Company was unable to reasonably estimate the costs that it would expect to incur in connection with the proposed action.

In May 2016, the Company concluded negotiations with the Works Council on the terms of a social plan that sets forth the severance and other benefits to be provided to affected employees. The Company currently expects to record a restructuring charge of approximately $2.2 million in the second quarter of 2016, principally related to future cash expenditures for severance, social costs and outplacement programs for affected employees. The charge also includes $0.3 million for the write-off of equipment that will no longer be used.  The Company anticipates it will record a pension curtailment gain of approximately $0.2 million in the third or fourth quarter of the year.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ John B. Cozzolino

Name: John B. Cozzolino
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: July 6, 2016